Exhibit 4.8

       [FORM OF CERTIFICATE REPRESENTING SMITHFIELD SPECIAL VOTING SHARE]

                              FRONT OF CERTIFICATE

CERTIFICATE NO. 1                                                  1 SHARE

                             SMITHFIELD FOODS, INC.

                        a corporation organized under the
                      Laws of the Commonwealth of Virginia
                               (the "Corporation")


THIS CERTIFIES THAT _________________________, is the registered holder of One
(1) fully paid and non-assessable Series B Special Voting Preferred Share of Smithfield Foods, Inc. transferrable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate and the share represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation, as amended, of the Corporation (including without limitation all of the provisions of the Articles of Amendment for the Series B Special Voting Preferred Share), and to the Voting, Support and Exchange Trust Agreement among the Corporation, Smithfield Canada Limited and CIBC Mellon Trust Company, dated as of o, 1998 (as the same may be amended from time to time, the "Trust Agreement"), to all of which the holder hereof by the acceptance of this Certificate assents.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____ day of ___________ A.D. 199__.




------------------------------------         -----------------------------------
Aaron D. Trub                                            Lewis R. Little
 Secretary and                                           President and
 Treasurer                                               Chief Operating Officer


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                               BACK OF CERTIFICATE

                             SMITHFIELD FOODS, INC.

The Corporation will furnish to any shareholder upon request in writing and without charge a full statement of the powers, designations, preferences and relative participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights between the shares of each such class or series so far as the same have been fixed and determined, and of the authority of the Board of Directors to fix and determine the relative rights, preferences and limitations of subsequent series (including without limitation a copy of the Trust Agreement).

                              TRANSFER LIMITATIONS
The share represented by this certificate is subject to the limitations on transfer imposed by the Trust Agreement, to which reference is hereby made.



                                   ASSIGNMENT

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

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               (Please print or type name and address of assignee)
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one share of the capital stock represented by the within Certificate, and does hereby irrevocably constitute and appoint Smithfield Foods, Inc. Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

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
Dated _________________    Signature ________________________________________
                             NOTE: The above signature must correspond exactly with the name on the face of this Certificate in every particular.

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